Exhibit 10.1

$250,000,000

NRG YIELD, INC.

CONVERTIBLE SENIOR NOTES DUE 2020

FULLY AND UNCONDITIONALLY GUARANTEED BY

NRG YIELD OPERATING LLC AND NRG YIELD LLC

PURCHASE AGREEMENT

June 23, 2015

June 23, 2015

Goldman, Sachs & Co.

as Representative of the several Initial Purchasers

200 West Street

New York, New York 10282

Ladies and Gentlemen:

NRG Yield, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for which Goldman, Sachs & Co. is acting as representative (“Representative”), $250,000,000 in aggregate principal amount of its Convertible Senior Notes due 2020 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture dated as of the Closing Date (as defined below) (the “Indenture”) between the Company, the Guarantors (as defined below) and Wilmington Trust, National Association, as Trustee, Paying Agent and Conversion Agent (the “Trustee”).  The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $37,500,000 in aggregate principal amount of its Convertible Senior Notes due 2020 (the “Additional Securities”) if and to the extent that you, as Representative, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such Convertible Senior Notes due 2020 granted to the Initial Purchasers in Section 2 hereof.  The Firm Securities and the Additional Securities are herein collectively referred to as the “Securities.” The Firm Securities and Additional Securities will be convertible into cash, shares of Class C common stock, $0.01 par value per share, of the Company (the “Class C Common Stock” or the “Underlying Securities”) or a combination thereof, at the option of the Company.

The Securities, the Guarantees (as defined below) and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

The payment of principal of and premium, if any, and interest on the Securities will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each of NRG Yield LLC, a Delaware limited liability company and NRG Yield Operating LLC, a Delaware limited liability company (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”) under the Indenture.

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date between the Company and the Initial Purchasers in the form attached as Exhibit C hereto (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Company and the Guarantors have prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities, the Guarantees and the Underlying Securities, the terms of the offering and a description of the Company and the Guarantors.  For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum; “Time of Sale Memorandum” means the Preliminary Memorandum together with each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act).  As used herein, the terms Preliminary Memorandum, the Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

On the Closing Date, the Company will lend the net proceeds from the offering of the Securities to NRG Yield Operating LLC.  In connection with this loan, NRG Yield Operating LLC will enter into one or more agreements with the Company pursuant to which, among other things, NRG Yield Operating LLC will agree to provide the Company as necessary to make any payments required under the Securities.  In addition, on the Closing Date, NRG Yield LLC will enter into one or more agreements with the Company pursuant to which, among other things, NRG Yield LLC will issue to the Company, concurrently with a conversion of the Securities into Underlying Securities, if any, an amount of its Class C units equal to the number of shares of Class C Common Stock, if any, issued by the Company upon conversion of the Securities.  Such agreements are collectively referred to herein as the “Intercompany Agreements.”

As used in this agreement, “subsidiary” means any subsidiary of the Company that would be a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X, including NRG Yield Operating LLC and NRG Yield LLC, as set forth on Schedule III (collectively, “subsidiaries”).

1.                             Representations and Warranties.  The Company and each of the Guarantors jointly and severally represent and warrant to, and agrees with, you that:

(a)                                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any General Solicitation that is not an Additional Written Offering Communication, made by the Company or by the Initial Purchasers with the consent of the Company, when considered together with the Time of Sale Memorandum, at the time when made or used did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or General Solicitation based upon information relating to any Initial Purchaser or its activities in connection with this Offering furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)                                 Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c)                                  The financial statements incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The selected financial data and the summary financial information incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements, data and the related notes thereto incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum and Final Memorandum are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Public Accounting Oversight Board.

(d)                                 Except as otherwise stated therein, since the respective dates as of which information is given in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects as described in or contemplated by the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (each such change a “Material Adverse Effect”) (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (C) except as described in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of their capital stock or other equity securities.

(e)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing or equivalent status in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)                                   Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)                                  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h)                                 The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

(i)                                     The shares of Class C Common Stock outstanding of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(j)                                    The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

(k)                                 The Guarantees have been duly authorized and, when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

(l)                                     The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(m)                             Each of the Indenture, the Registration Rights Agreement and the Intercompany Agreements have been duly authorized and, when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be a valid and binding agreement of the Company and the Guarantors, as applicable, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(n)                                 No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court having jurisdiction over the Company or any subsidiary, or any of their respective properties, assets or operations (each, a “Governmental Entity”) is required for the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Intercompany Agreements, the Securities and the Guarantees, except such as may be required (i) by Section 203 of the Federal Power Act with respect to the exercise by an Initial Purchaser or its direct or indirect transferee of its conversion rights, if and to the extent that such exercise would be deemed by the Federal Energy Regulatory Commission (“FERC”) to result in a change in control and fails to qualify for a blanket authorization granted under FERC’s regulations for certain types of transfers generally deemed by FERC not to convey direct or indirect “control,” (ii) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, (iii) by Federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement and (iv) by the New York Stock Exchange related to the authorization of the listing of the shares of the Class C Common Stock that the Notes will be convertible into.

(o)                                 No labor dispute with the employees of NRG Energy, Inc. (“NRG”) or any of its subsidiaries engaged in the business of the Company exists or, to the knowledge of the Company, is imminent, which, in any case, would have a Material Adverse Effect.

(p)                                 Other than proceedings accurately described in all material respects in the Time of Sale Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated, or the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Intercompany Agreements and the Securities.

(q)                                 Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in the contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator or Governmental Entity, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Guarantees, the Intercompany Agreements and the consummation of the transactions contemplated herein and in the Preliminary Memorandum the Time of Sale Memorandum and the Final Memorandum, (including the Offering and the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, require a consent under, or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such actions (i) result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, (ii) conflict with or constitute a breach of, or a default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Agreement and Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)                                    The statements in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum and the documents incorporated by reference thereto under the headings “Business—Regulatory Matters,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on February 27, 2015 and “Certain Relationships and Related Party Transactions,” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 26, 2015, and under Item 1.01 in the Company’s Current Report on Form 8-K, filed with the Commission on May 15, 2015, insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, including related party agreements, power purchase agreements, offtake agreements and contracts for differences, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.  All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum (the “Contracts”), are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum, the Company has not sent or received, and is not aware that NRG has any intention to send,  any notice indicating the termination of or intention to terminate any of the Contracts to which it is a party.

(s)                                   The Company and its subsidiaries have filed or caused to be filed with the appropriate Governmental Entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the Company and each of its subsidiary’s businesses and each of their facilities under all applicable laws and their respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (each a “Governmental License”), except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)                                    The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) described in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum or (B) do not, individually or in the aggregate, materially and adversely affect the value of such properties taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries considered as one enterprise; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, are in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such properties, and neither the Company nor any such subsidiary has received actual notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(u)                                 The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted intellectual property rights of others with respect to any Intellectual Property, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

(v)                                 Except as described in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (A) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (B) have duly obtained, possess, maintain in full force and effect and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (C) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder; (D) are not subject to any pending or, to the best knowledge of the Company or any of its subsidiaries, threatened claim in writing or other legal proceeding under any Environmental Laws against the Company or any of its subsidiaries; (E) do not have knowledge of any applicable Environmental Laws, or any unsatisfied conditions in an Environmental Permit, that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures for either the installation of new pollution control equipment, or a switch in a project’s fuel or other material modification of current operations in order to maintain the Company’s or the subsidiaries’ compliance with Environmental Laws; and (F) do not have knowledge of any facts or circumstances that reasonably would be expected to result in the Company or any of its subsidiaries being subjected to a material liability arising under Environmental Laws.  As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws and regulations, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species or (iv) the investigation, remediation or cleanup of any Hazardous Substances.  As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents or any other chemical substance regulated under Environmental Laws.

(w)                               Each of the Company and the Guarantors is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)                                 Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act)

which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (ii) made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule II hereto or those made with the prior written consent of the Initial Purchasers, or (iii) offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(y)                                 It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(z)                                  The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(aa)                          Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any affiliate, director, officer, or employee, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(bb)                          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)                            (i) Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd)                          The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.  The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in

Section 1(c) hereof in respect of all federal, state and other taxes for all periods as to which the tax liability of the Company and its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect.

(ee)                            None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any of the Company and its subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (w) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of any of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of any of the Company and its subsidiaries that could reasonably be expected to result in a Material Adverse Effect; (x) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of any of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of any of the Company and its subsidiaries that could reasonably be expected to result in a Material Adverse Effect; (y) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (z) the filing of a claim by one or more employees or former employees of any of the Company and its subsidiaries related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the Company and its subsidiaries may have any liability.

(ff)                              The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)                            The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply.

(hh)                          The Company and its subsidiaries carry, or are entitled to the benefits of insurance, with financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ii)                                  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum has been prepared in accordance with the Commission’s rules and guidelines applicable thereto

(jj)                                Except as described in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, no subsidiary of the Company is currently prohibited in any material respect, directly or indirectly, from (A) paying any distributions to the Company or the Guarantors or (B) (i) making any other distribution on such subsidiary’s equity interests, (ii) repaying to the Company any loans or advances to such subsidiary from the Company or (iii) transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(kk)                          Except for grants disclosed in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum or the Section 16 filings related to the Company pursuant to the Exchange Act, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive equity securities of the Company or the Guarantors pursuant to an equity-based compensation plan or otherwise.

(ll)                                  Except for the Initial Purchasers’ discounts and commissions payable by the Company to the Initial Purchasers in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(mm)                  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required under the Securities Act to be described in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum which is not so described.  Except as disclosed in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, there are no outstanding loans or advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(nn)                          Except as disclosed in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(oo)                          Any statistical and market-related data included in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company or the Initial Purchasers have obtained consent to the use of such data from such sources.

(pp)                          The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

(qq)                          Any certificate signed by any officer of the Company or any of its subsidiaries (including any entity that controls a subsidiary) delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or such other entity, as applicable, to each Initial Purchaser as to the matters covered thereby.

2.                             Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company in the principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.75% of the principal amount thereof (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $37,500,000 in aggregate principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. You may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice.  On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities, subject, however, to adjustments to eliminate Securities in denominations other than in multiples of $1,000.

3.                             Terms of Offering.  You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.                             Payment and Delivery.  Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on June 29, 2015, or at such other time on the same or such other date, not later than July 7, 2015, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date as shall be designated in writing by you.

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing

Date, as the case may be. The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5.                             Conditions to the Initial Purchasers’ Obligations.  The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                               there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b)                                 The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and the Guarantors, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantors have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Initial Purchasers shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, outside counsel for the Company and the Guarantors, dated the Closing Date, in the form provided by Kirkland & Ellis LLP and attached hereto as Exhibit A.  Such opinion shall be rendered to the

Initial Purchasers at the request of the Company and the Guarantors and shall so state therein.

(d)                                 The Initial Purchasers shall have received on the Closing Date an opinion of King & Spalding LLP, federal regulatory counsel for the Company and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and the Guarantors and shall so state therein.

(e)                                  The Initial Purchasers shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(f)                                   The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)                                  Reserved.

(h)                                 The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), or Class C Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)                                     On or prior to the Closing Date, the Registration Rights Agreement and the amendment to the credit facility of NRG Yield Operating LLC shall have been executed and the Company shall have provided the Initial Purchasers execution copies thereof.

(j)                                    The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                               a certificate, dated the Option Closing Date and signed by an executive officer of the Company and the Guarantors, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)                            an opinion of Kirkland & Ellis LLP, outside counsel for the Company and the Guarantors, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)                         an opinion of King & Spalding LLP, federal regulatory counsel for the Company and the Guarantors, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)                        an opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)                           a letter dated the Option Closing Date, in form and substance satisfactory to the Initial Purchasers, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vi)                        such other documents as you may reasonably request with respect to the good standing of the Company and the Guarantors, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

6.                             Covenants of the Company and the Guarantors.  The Company and the Guarantors covenant with each Initial Purchaser as follows:

(a)                                 To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)                                 Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)                                  To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d)                                 If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)                                  If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)                                   To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

(g)                                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including (a) filing fees and (b) the reasonable fees and disbursements of counsel for the Initial Purchasers of $15,000 in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, provided however that any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing or the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representative and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, shall be paid or caused to be paid by the Initial Purchasers.  It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h)                                 Neither the Company nor the Guarantors nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i)                                     To furnish you with any proposed General Solicitation to be made by the Company or the Guarantors or on their behalf before its use, and not to make or use any proposed General Solicitation without your prior written consent.

(j)                                    While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available,

upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company or the Guarantors are then subject to Section 13 or 15(d) of the Exchange Act.

(k)                                 During the period of one year after the Closing Date or any Option Closing Date, if later, the Company and the Guarantors will not be, nor will they become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l)                                     Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(m)                             The Company will reserve and keep available at all times, free of preemptive rights or similar rights, shares of Class C Common Stock for the purpose of enabling the Company to satisfy all obligations to deliver the Underlying Securities upon exchange of the Securities. The Company will use its best efforts to cause the Underlying Securities to be listed on the NYSE. NRG Yield LLC will also reserve and keep available at all times, free of preemptive rights or similar rights, Class C units for the purpose of being issued to the Company pursuant to the terms of the Intercompany Agreements.

The Company and the Guarantors also agree that, without the prior written consent of Goldman, Sachs & Co. on behalf of the Initial Purchasers, they and their directors and executive officers will not, during the period ending 90 days after the date of the Final Memorandum ( the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class C Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or Class C Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or Class C Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or Class C Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement, (b) the issuance by the Company of any shares of Class A Common Stock or Class C Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Initial Purchasers have been advised in writing, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock or Class C Common Stock, provided that (i) such plan does not provide for the transfer of Class A Common Stock or Class C Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock or Class C Common Stock may be made under such plan during the Restricted Period.

7.                             Offering of Securities; Restrictions on Transfer.  (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Company, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will sell such Securities only in the United States and only to persons that it reasonably believes to be QIBs, whom, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors.”

(b)                                 Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities, and the resale of the Securities, conversion of the Securities and resale of the underlying securities in such jurisdictions.

(c)                                  The Company agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum and any other agreements or documents relating thereto, including without limitation, the Indenture, the Registration Rights Agreement and the Intercompany Agreements to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.

8.                             Indemnity and Contribution.  (a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company or the Guarantors, any General Solicitation made by the Company or the Guarantors, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)                                 Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each of the Guarantors, their directors, their officers and each person, if any, who controls the Company and the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to any Initial Purchaser or its activities in connection with this Offering furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto, road show, General Solicitation set forth in Schedule II hereto, the Final Memorandum or any amendment or supplement thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. Failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)                                  The Company, the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, the Guarantors, their officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.

9.                             Termination.  The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.                      Effectiveness; Defaulting Initial Purchasers.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantors shall be unable to perform their obligations under this Agreement, the Company and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11.                      USA PATRIOT Act.  In accordance with the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Initial Purchasers are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

12.                      Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)                                 The Company and the Guarantors acknowledge that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company and the Guarantors.  The Company and the Guarantors waive to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13.                      Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.                      Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.                      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.                      Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you in care of the Representative, 200 West Street, New York, New York 10282, Attention:

Registration Department; and if to the Company shall be delivered, mailed or sent to NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

Very truly yours,

NRG YIELD, INC.

By:	/s/ Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: Executive Vice President &
Chief Financial Officer

NRG YIELD OPERATING LLC

By:	/s/ Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: Executive Vice President &
Chief Financial Officer

NRG YIELD LLC

By:	/s/ Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: Executive Vice President &
Chief Financial Officer

Accepted as of the date hereof Goldman, Sachs & Co. Acting on behalf of itself and the several Initial Purchasers named in Schedule I hereto.

By: Goldman, Sachs & Co.

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

SCHEDULE I

Initial Purchaser	Principal Amount of Firm Securities to be Purchased

Goldman, Sachs & Co.	$53,750,000
RBC Capital Markets, LLC	$53,750,000
Morgan Stanley & Co. LLC	$25,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$25,000,000
Barclays Capital Inc.	$25,000,000
Citigroup Global Markets Inc.	$17,500,000
Credit Suisse Securities (USA) LLC	$10,000,000
J.P. Morgan Securities LLC	$10,000,000
Deutsche Bank Securities Inc.	$10,000,000
KeyBanc Capital Markets Inc.	$10,000,000
Mitsubishi UFJ Securities (USA), Inc.	$10,000,000

Total:	$250,000,000

I-1

SCHEDULE II

Permitted Communications

Time of Sale Memorandum

1.                                      Preliminary Memorandum issued June 22, 2015

2.                                      Pricing term sheet dated June 23, 2015

Permitted Additional Written Offering Communications

Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Securities.

The press release announcing the launch of the offering of the Securities

The press release announcing the pricing of the offering of the Securities

Permitted General Solicitations other than Permitted Additional Written Offering Communications set forth above

None.

II-1

SCHEDULE III

List of Subsidiaries

Subsidiary	Jurisdiction of Organization
NRG Yield LLC	Delaware
NRG Yield Operating LLC	Delaware
Alta Wind I, LLC	Delaware
Alta Wind II, LLC	Delaware
Alta Wind III, LLC	Delaware
Alta Wind IV, LLC	Delaware
Alta Wind V, LLC	Delaware
Alta Wind X, LLC	Delaware
Alta Wind XI, LLC	Delaware
El Segundo Energy Center LLC	Delaware
NRG Energy Center Dover LLC	Delaware
NRG Energy Center Minneapolis LLC	Delaware
NRG Energy Center Omaha LLC	Delaware
NRG Energy Center Phoenix LLC	Delaware
NRG Energy Center Pittsburgh LLC	Delaware
NRG Energy Center Princeton LLC	Delaware
NRG Marsh Landing LLC	Delaware
NRG Solar Alpine LLC	Delaware
NRG Solar Avra Valley LLC	Delaware
NRG Solar Borrego I LLC	Delaware
NRG Solar Roadrunner LLC	Delaware
NRG Thermal LLC	Delaware
NRG West Holdings LLC	Delaware
Walnut Creek Energy, LLC	Delaware

III-1

EXHIBIT A

FORM OF OPINION OF COUNSEL FOR THE COMPANY

Attached.

A-1

300 North LaSalle Chicago, Illinois 60654	Facsimile: (312) 862-2200

(312) 862-2000

www.kirkland.com

June [•], 2015

Goldman, Sachs & Co.

as Representative of the several Initial Purchasers

200 West Street

New York, New York 10282

Re:                             NRG Yield, Inc. [•]% Convertible Senior Notes due 2020

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for NRG Yield, Inc., a Delaware corporation (the “Company”) and NRG Yield LLC and NRG Yield Operating LLC (each, a “Guarantor” and, collectively, the “Guarantors”), in response to the requirement in Section 5(c) of the Purchase Agreement, dated June [•], 2015 (the “Purchase Agreement”), among the initial purchasers therein (the “Initial Purchasers”), the Company and the Guarantors, relating to the sale by the Company to the Initial Purchasers of $[250] million aggregate principal amount of the Company’s [•]% Convertible Senior Notes due 2020 (the “Notes” and together with the related guarantees thereof by the Guarantors (the “Guarantees”), the “Securities”) to be issued under an Indenture, dated as of June [•], 2015 (the “Indenture”), between the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”).

In connection with the preparation of this letter, we have, among other things, read:

(a)                                 the Preliminary Offering Memorandum, dated June [•], 2015, covering the offer and sale of the Securities, as supplemented or amended by the pricing supplement as set forth on Schedule A hereto, dated June [•], 2015, containing the terms of the Securities (collectively, the “Time of Sale Information”);

(b)                                 the Offering Memorandum, dated June [•], 2015, covering the offer and sale of the Securities (the “Offering Memorandum”);

(c)                                  an executed copy of the Purchase Agreement;

(d)                                 an executed copy of the Indenture;

Beijing  Hong Kong  Houston  London  Los Angeles  Munich  New York  Palo Alto  San Francisco  Shanghai  Washington, D.C.

(e)                                  an executed copy of the Notes and the Guarantees;

(f)                                   a copy of the registration rights agreement executed as part of the offer and sale of the Securities (the “Registration Rights Agreement”);

(g)                                  the Second Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Company Certificate of Incorporation”);

(h)                                 a certified copy of the Second Amended and Restated By-Laws of the Company (the “Company By-Laws”);

(i)                                     certified copies of the certificates of formation, limited liability company agreements or operating agreements of the Guarantors (the “Organizing Documents”);

(j)                                    the documents listed on Schedule B hereto (the “Specified Contracts”);

(k)                                 a certified copy of resolutions adopted by the members and the management committee, manager, general partner, management board or boards of directors or any pricing committee thereof, as the case may be, of the Company and each of the Guarantors;

(l)                                     a certificate dated June [•], 2015 from the Secretary of State of the State of Delaware as to the good standing of the Company (the “Company Good Standing Certificate”);

(m)                             certificates dated June [•], 2015 from the Secretary of State of the State of Delaware as to the good standing of the Guarantors (the “Guarantor Good Standing Certificates”);

(n)                                 copies of all certificates and other documents delivered in connection with the sale of the Notes under the Purchase Agreement on the date hereof;

The term “Transaction Documents” is used in this letter to collectively refer to the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Guarantees and the Notes.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

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1.                                      Based solely on our review of the Company Good Standing Certificate, the Company is a corporation existing and in good standing under the laws of the State of Delaware.

2.                                      Based solely on our review of the Guarantor Good Standing Certificates, each of the Guarantors is a limited liability company existing and in good standing under the Delaware Limited Liability Company Act.

3.                                      The Company and each of the Guarantors has the corporate or limited liability company power, as applicable, to own its properties and conduct its business as described in the Time of Sale Information and to perform its obligations under the Transaction Documents to which it is a party.

4.                                      The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

5.                                      The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors, and the Indenture is a valid and binding obligation of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms.

6.                                      The Notes have been duly authorized, executed and delivered by the Company and when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), the Notes will constitute valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms.

7.                                      The Guarantees have been duly authorized, executed and delivered by each of the Guarantors and have been duly executed and delivered by each of the Guarantors and, when the Notes are paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), each of the Guarantees will constitute a valid and binding obligation of each of the Guarantors, and will be enforceable against each of the Guarantors in accordance with their terms.

8.                                      When the Notes are delivered to the Initial Purchasers, (i) the Notes will be convertible, at the option of the holders, into shares of the Company’s Class C common stock, par  value $0.01 per share (the “Common Stock”), in accordance

3

with and subject to the limitations of the Indenture, (ii) [•] shares of Common Stock have been duly authorized and reserved in respect of conversion of the Notes, and (iii) when issued upon conversion of the Notes in accordance with the terms of the Indenture, such shares of Common Stock will be validly issued, fully paid and nonassessable.

9.                                      The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.  Assuming due authorization, execution and delivery by the Initial Purchasers, the Registration Rights Agreement is a valid and binding obligation of the Company in accordance with its terms.

10.                               The execution and delivery of the Purchase Agreement, the Notes, the Guarantees, the Registration Rights Agreement and the Indenture by the Company or the Guarantors, as applicable, the performance by such entities of their respective obligations thereunder (including, without limitation, the Company’s issuance and sale of the Notes to you in accordance with the terms of the Purchase Agreement) do not and will not (i) conflict with or violate any of the terms or provisions of  the Company Certificate of Incorporation, the Company By-Laws or the Organizing Documents, (ii) result in any breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, it being expressly understood that in each case we express no opinion as to compliance with any financial covenant or test or cross-default provision in any Specified Contract, (iii) violate or conflict with any judgment, decree or order identified to us by the Company (we note that none were identified) of any court or any judicial, regulatory or other legal or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties and (iv) violate any Specified Law, except in each of the cases of clauses (i), (ii) and (iii), for any such conflict, breach, violation or default which has been waived by the party or parties with power to waive such conflict, breach, violation or default. (The advice in this paragraph is referred to herein as the “No Conflicts Opinion”).

11.                               No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under any Specified Law is required to be obtained by the Company with respect to the issuance and sale of the Securities and the performance by the Company of its obligations under the Purchase Agreement, except for the New York Stock Exchange’s authorization of the listing of the shares of the Common Stock that the Notes will be convertible into. (The advice in this paragraph is referred to herein as the “No Consent Opinion”).

4

12.                               The statements in the Offering Memorandum under the heading “Description of Capital Stock” and “Description of the Notes,” insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects.

13.                               The statements in the Offering Memorandum under the heading “Certain United States Federal Income and Estate Tax Considerations,” insofar as such statements constitute a summary of laws, governmental rules or regulations or documents referred to therein are accurate in all material respects.

14.                               To our actual knowledge, there is no legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Notes were being registered under the U.S. Securities Act but is not so described in the Offering Memorandum.

15.                               No registration under the U.S. Securities Act of the Securities is required in connection with the issuance and sale of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in the manner contemplated by Section 7 of the Purchase Agreement, and the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming: (i) that the purchasers who buy such securities in the initial resale thereof are “qualified institutional buyers” as defined in Rule 144A promulgated under the U.S. Securities Act; (ii) the accuracy and completeness of the Initial Purchasers’ representations set forth in the Purchase Agreement, and those of the Company set forth in the Purchase Agreement regarding, among other things, the absence of a general solicitation in connection with the sale of the Securities to the Initial Purchasers and the initial resales thereof; and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers and the Company.

16.                               None of the Company or the Guarantors is, and immediately after the issuance and sale of the Notes to the Initial Purchasers and application of the net proceeds therefrom as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act, and the rules and regulations of the Commission thereunder.

*              *              *

5

Except for the activities described in this letter, we have not undertaken any investigation to determine the facts or assumptions upon which the advice in this letter is based.  We have not undertaken any investigation or search of any records or any court or any governmental agency or body for the purposes of this letter.

We have assumed for purposes of this letter: (i) each document we have reviewed for purposes of this letter is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original, (iv) all signatures on each such document are genuine; (v) that the Purchase Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document were authorized, executed and delivered by each party thereto, and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company and the Guarantors); and (vi) that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.  We have also made other assumptions which we believe to be appropriate for purposes of this letter.

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities, (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (ii) factual information provided to us by the Company, the Guarantors or their representatives; and (iii) factual information we have obtained from such other sources as we have deemed reasonable.  We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.  For purposes of numbered paragraphs 1 and 2, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

While we have reviewed certain corporate records and other documents specifically identified at the beginning of this letter as having been read by us, we have not, except as explicitly indicated in numbered paragraphs 12 and 13 above, undertaken any other investigation to determine the facts upon which the advice in this letter is based.  We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted.

Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention, such

6

advice is based entirely on the actual knowledge at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP at that time who spent substantial time representing the Company in connection with the offering effected pursuant to the Offering Memorandum and the due diligence associated therewith and other lawyers at Kirkland & Ellis LLP as of the date of this letter who have spent substantial time representing the Company on other significant matters.

Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations.  “General principles of equity” include, but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations under certain circumstances; and principles affording equitable defenses such as waiver, laches and estoppel.  We express no opinion regarding the enforceability of the provisions of Section [•] of the Indenture (each a so-called “fraudulent conveyance savings clause” or “fraudulent transfer savings clause”) and any similar provision in any other document or agreement to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.  It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the federal laws of the United States (except that we do not opine as to the federal securities laws with respect to the No Conflicts Opinion and the No Consent Opinion), without our having made any investigation as to the applicability of any specific law unless such advice specifically references a specific law (the “Specified Laws”), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.  None of the opinions or other advice contained in this letter considers or covers, and the term “Specified Law” does

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not include: (i) any antifraud laws, rules or regulations, (ii) any state securities (or “blue sky”) laws, rules or regulations, (iii) laws, rules or regulations with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information derived therefrom set forth in (or omitted from) the Time and Sale Information or the Offering Memorandum, (iv) any laws, rules or regulations of the Financial Industry Regulatory Authority, Inc.; (v) any federal, state, local or foreign laws, statutes, government rules or regulations or decisions governing the rates charged by, or the financial or organizational regulation of, electric utilities, transmission and distribution utilities, retail electric utilities, retail steam, hot water and/or chilled water utilities, public utilities, public service companies, or other similar entities; and (vi) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement including any regulatory laws or requirements specific to the industry in which you or the Company is engaged. In addition, none of the opinions or other advice contained in the letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; (v) laws and regulations governing restrictions on distributions; or (vi) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).  This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement.  We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise.  The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

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We note that certain of the Specified Contracts are governed by laws other than the Specified Laws. Our advice expressed herein is based on the plain language of such Specified Contracts, without regard to the interpretation of such language under such other laws, and we do not assume any responsibility with respect to the effect on the opinions set forth herein of any interpretation thereof inconsistent with such understanding.

IRS CIRCULAR 230 DISCLOSURE: To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this opinion (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax related penalties under the U.S. Internal Revenue Code.  The tax advice contained in this opinion (including any attachments) was written to support the promotion or marketing of the transactions or matters addressed by the opinion.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

This letter speaks as of the time of its delivery on the date it bears.  We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by the Initial Purchasers only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered.  Without our written consent: (i) no person other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

KIRKLAND & ELLIS LLP

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Schedule A

Pricing Supplement

Schedule B

Specified Contracts

1.                                      Indenture, dated February 11, 2014, as amended or supplemented from time to time, among NRG Yield, Inc. the guarantors party thereto and Wilmington Trust, National Association, as Trustee.

2.                                      Indenture, dated August 5, 2014, as amended or supplemented from time to time, among NRG Yield Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York.

3.                                      Amended and Restated Credit Agreement, dated April 25, 2014, as amended or supplemented from time to time, by and among NRG Yield Operating LLC, NRG Yield LLC, Royal Bank of Canada, as Administrative Agent, the lenders party thereto, Royal Bank of Canada, Goldman Sachs Bank USA and Bank of America, N.A., as L/C Issuers and RBC Capital Markets as Sole Left Lead Arranger and Sole Left Lead Book Runner.

EXHIBIT B

FORM OF OPINION OF FEDERAL REGULATORY COUNSEL FOR THE COMPANY

No consent, approval, authorization, or order of, or qualification with, the Federal Energy Regulatory Commission under any provision of the Federal Power Act or the Public Utility Holding Company Act is required to be obtained by the Company or any of its subsidiaries (including the Guarantors) with respect to the issuance and sale of the Securities and the performance by the Company and the Guarantors of their obligations under that certain Purchase Agreement dated June 23, 2015 except for any consent, approval, authorization, order or qualification which has been obtained from the applicable governmental body or agency.

B-1

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

Attached.

C-1

NRG YIELD, INC.

[ • ]% Convertible Senior Notes due 2020

Registration Rights Agreement

June [ • ], 2015

Goldman, Sachs & Co.

as Representative of the several Initial Purchasers

200 West Street

New York, New York 10282

Ladies and Gentlemen:

NRG Yield, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”), for whom Goldman, Sachs & Co. is acting as representative (the “Representative”), its [ • ]% Convertible Senior Notes due 2020 (the “Notes”), upon the terms set forth in the Purchase Agreement by and among the Company, NRG Yield LLC, as a guarantor, NRG Yield Operating LLC, as a guarantor (together with NRG Yield LLC, the “Guarantors”), and the Representative, dated June 23, 2015 (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Notes.  Upon a conversion of Notes at the option of the holder thereof, the Company will be required to deliver cash, shares of Class C common stock of the Company, par value $0.01 per share (the “Company Common Stock”) or a combination of cash and shares of Company Common Stock, at the election of the Company.  The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest by the Guarantors.  To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy their obligations thereunder, the holders of the Notes will have the benefit of this registration rights agreement (this “Agreement”) by and between the Company and the Representative, on behalf of the Initial Purchasers, whereby the Company agrees with you for your benefit and the benefit of the holders from time to time of the Notes and the Registrable Securities (including, if applicable, the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1.                                      Definitions.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Interest” shall have the meaning set forth in Section 7 hereof.

“Affiliate” shall have the meaning specified in Rule 405 under the Act.

“Automatic Shelf Registration Statement” shall mean a Shelf Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D for Form S-3.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall have the meaning specified in the Indenture.

“Close of Business” shall have the meaning specified in the Indenture.

“Closing Date” shall mean the first original date of the issuance of the Notes.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall have the meaning set forth in the preamble hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Control” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Deferral Period” shall have the meaning indicated in Section 3(i) hereof.

“Depositary” shall have the meaning specified in the Indenture.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Memorandum” shall mean the offering memorandum, dated June 23, 2015, relating to the Notes, including any and all annexes thereto and any information incorporated by reference therein as of such date.

“FINRA Rules” shall mean the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Notes, dated as of June 29, 2015, by and among the Company, the Guarantors, and Wilmington Trust, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 5(d) hereof.

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“Majority Holders” shall mean, on any date, Holders of a majority of the shares of Company Common Stock that are registered under the Shelf Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

“Maturity Date” shall have the meaning specified in the Indenture.

“Notes” shall have the meaning set forth in the preamble hereto.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Memorandum.

“Notice Holder” shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Prospectus” shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Company Common Stock covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean shares of Company Common Stock, if any, deliverable by the Company upon conversion of the Notes initially sold to the Initial Purchasers pursuant to the Purchase Agreement other than such shares of Company Common Stock that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) become eligible to be transferred without condition as contemplated by Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission or (iii) ceased to be outstanding.

“Registration Default” shall have the meaning set forth in Section 7 hereof.

“Representative” shall have the meaning set forth in the preamble hereto.

“Scheduled Trading Day” shall have the meaning specified in the Indenture.

“Shelf Registration Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Company Common Stock on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained

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therein, all exhibits thereto and all material incorporated by reference therein.  References to “Shelf Registration Statement” shall be deemed to mean “Automatic Shelf Registration Statement” if, at the time of its filing, the Company is a Well-Known Seasoned Issuer.

“Trading Day” shall have the meaning set forth in the Indenture.

“Underwriter” shall mean any underwriter of Company Common Stock in connection with an offering thereof under the Shelf Registration Statement.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Act.

2.                                      Shelf Registration.  (a) The Company shall file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to the 365th day after the Closing Date.

(b)                                 The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement becomes effective or is declared effective by the Commission, as the case may be, to and including the earlier of (i) the 20th Trading Day immediately following the Maturity Date (subject to extension for any suspension of the effectiveness of the Shelf Registration Statement during such 20 -Trading Day period immediately following the Maturity Date) or (ii) the date upon which there are no Notes or Registrable Securities outstanding.

(c)                                  The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)                                 Subject to applicable law, the Company shall provide written notice to the Holders of the Notes of, and issue a press release through a reputable national newswire service announcing, the anticipated effective date of the Shelf Registration Statement at least 15 Business Days prior to such anticipated effective date.  Each Holder, in order to be named in the Shelf Registration Statement at the time of its initial effectiveness, will be required to deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company at least 10 Business Days prior to the anticipated effective date of the Shelf Registration Statement as provided in the notice and announced in the press release.  From and after the effective date of the Shelf Registration Statement, the Company shall use its

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commercially reasonable efforts, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within 10 Business Days after such date, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (provided that the Company shall not be required to file more than one supplement or post-effective amendment in any 30-day period in accordance with this Section 2(d)(i)) and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(d)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(d)(i) hereof; provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof.  Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a selling securityholder in the Shelf Registration Statement or Prospectus in accordance with the requirements of this Section 2(d).  Notwithstanding the foregoing, if the Notes are converted as provided for in Article 13 of the Indenture, then the Company shall use its commercially reasonable efforts to file the post-effective amendment or supplement within 10 Business Days of date of such conversion, or if such Notice and Questionnaire is delivered during a Deferral Period, upon expiration of the Deferral Period.

3.                                      Registration Procedures.  The following provisions shall apply in connection with the Shelf Registration Statement.

(a)                                 The Company shall:

(i)                                     furnish to the Representative and to counsel for the Notice Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus (other than amendments and supplements that do nothing more than name Notice Holders and provide information with respect thereto and other than filings by the Company under the Exchange Act) and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Representative reasonably proposes within three Business Days of the delivery of such copies to the Representative; and

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(ii)                                  include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b)                                 The Company shall ensure that:

(i)                                     the Shelf Registration Statement and any amendment thereto, and any Prospectus and any amendment or supplement thereto, comply in all material respects with the Act; and

(ii)                                  the Shelf Registration Statement and any amendment thereto do not, when each becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Company shall advise the Representative, the Notice Holders and any Underwriter that has provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii) - (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)                                     when the Shelf Registration Statement and any amendment thereto have been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification of the Company Common Stock included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)                                 The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the

6

qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)                                  Upon request, the Company shall furnish, in electronic or physical form, to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)                                   During the Shelf Registration Period, the Company shall promptly deliver to each Initial Purchaser, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request.  Subject to the restrictions set forth in this Agreement, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities.

(g)                                  Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated by this Agreement to qualify to do business or as a dealer of securities in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits in any jurisdiction where it is not then so subject.

(h)                                 Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees: (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder receives copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and (ii) to hold such notice in confidence.  Except in the case of a suspension of the availability of the Shelf Registration Statement and the

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Prospectus solely as the result of the filing of a post-effective amendment or supplement to the Prospectus to add additional selling securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any calendar quarter or 90 days in any calendar year.

(j)                                    The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(k)                                 The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement in order to comply with the Act.  The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(l)                                     Subject to Section 6 hereof, the Company shall enter into customary agreements (including, if requested by the Majority Holders, an underwriting agreement in customary form, which, for the avoidance of doubt, will provide for customary representations and warranties, legal opinions, comfort letters and other documents and certifications) and take all other necessary actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain customary indemnification provisions and procedures.

(m)                             Subject to Section 6 hereof, for persons who are or may be “underwriters” with respect to the Company Common Stock issued upon conversion of the Notes within the meaning of the Act and who make appropriate requests for information to be used solely for the purpose of taking reasonable steps to establish a due diligence or similar defense in connection with the proposed sale of such Company Common Stock pursuant to the Shelf Registration, the Company shall:

(i)                                     make reasonably available during business hours for inspection by the Holders of Registrable Securities, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries; and

(ii)                                  cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations.

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(n)                                 In the event that any Broker-Dealer shall underwrite any Company Common Stock or participate as a member of an underwriting syndicate or selling group or “participate in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Company Common Stock or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall, upon the reasonable request of such Broker-Dealer, comply with any such reasonable request of such Broker-Dealer in complying with the FINRA Rules.

(o)                                 The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Company Common Stock covered by the Shelf Registration Statement.

4.                                      Registration Expenses.  The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Representatives and the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Latham & Watkins LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.

5.                                      Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Holder and the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.

The Company also agrees to provide customary indemnities to, and to contribute as provided in Section 5(d) hereof to Losses of, any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

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(b)                                 Each Holder of securities covered by the Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signs the Shelf Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder’s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified persons.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or

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potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to the Notes, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum.  Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Company Common Stock registered under the Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall

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have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)                                  The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 5, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

6.                                      Underwritten Registrations.  (a) In no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company.  Consent may be conditioned on waivers of any of the obligations in Section 3, Section 4 or Section 5 hereof.

(b)                                 If any Registrable Securities are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Company, subject to the prior written consent of the Holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld.

(c)                                  No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person: (i) agrees to sell such person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.                                      Registration Defaults.  If any of the following events shall occur (each, a “Registration Default”), then the Company shall pay additional interest on the Notes (“Additional Interest”) to the Holders as follows:

(a)                                 if the Shelf Registration Statement has not been filed with the Commission and become or declared effective, as the case may be, on or prior to the 365th day after the Closing Date, then commencing on the 366th day after the Closing Date, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including the 366th day after the Closing Date and 0.50% per annum thereafter; or

(b)                                 if the Shelf Registration Statement has been declared or becomes effective but ceases to be effective or usable for the offer and sale of the Registrable Securities, other than in connection with (i) a Deferral Period or (ii) as a result of a requirement to file a posteffective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or usability within 10 Business Days (or, if a Deferral Period is then in effect and subject to the 10 -Business Day filing requirement and the proviso regarding the filing of post-effective amendments in Section 2(d) with respect to any Notice and Questionnaire received during such period, within 10 Business Days following the expiration of such Deferral Period or period permitted pursuant to

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Section 2(d)), then Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including the day following such 10th Business Day and 0.50% per annum thereafter; or

(c)                                  if the Company through its omission fails to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Shelf Registration Statement at the time it first became effective or (ii) any Prospectus at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective, then Additional Interest shall accrue, on the aggregate outstanding principal amount of the Notes held by such Holder, at a rate of 0.25% per annum for the first 90 days from and including the day following the effective date of such Shelf Registration Statement or the time of filing of such Prospectus, as the case may be, and 0.50% per annum thereafter; or

(d)                                 if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including such date, and 0.50% per annum thereafter;

provided, however, that (1) upon the filing and effectiveness (whether upon such filing or otherwise) of the Shelf Registration Statement (in the case of paragraph (a) above), (2) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of paragraph (b) above), (3) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Shelf Registration Statement and Prospectus in accordance with applicable law (in the case of paragraph (c) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in 3(i) to be exceeded (in the case of paragraph (d) above), or (5) in any case, notwithstanding the preceding clauses (1) through (4), upon the earlier of the two dates provided in clauses (i) and (ii) of Section 2(b), Additional Interest shall cease to accrue.

Any amounts of Additional Interest due pursuant to this Section 7 will be payable in cash on the next succeeding interest payment date to Holders entitled to receive such Additional Interest on the relevant record dates for the payment of interest.  If any Note ceases to be outstanding during any period for which Additional Interest is accruing, the Company will prorate the Additional Interest payable with respect to such Note.

The Additional Interest rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable because of more than one Registration Default, but at a rate of 0.25% per annum under one Registration Default and at a rate of 0.50% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.50% per annum.

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Notwithstanding any provision in this Agreement, in no event shall interest, including Additional Interest, accrue to holders of shares of Company Common Stock issued upon conversion of Notes.  However, if there exists a Registration Default with respect to the Registrable Securities on the Maturity Date, in addition to any Additional Interest otherwise payable, the Company shall make a cash payment to each Holder of the Notes of an amount equal to 3% of the principal amount of the Notes outstanding (within the meaning of Section 4.12 of the Indenture) and held by such Holder as of the Close of Business on the third Scheduled Trading Day immediately prior to the Maturity Date.  Accordingly, and for the avoidance of doubt, should the Maturity Date occur during a period in which a Registration Default exists, all record holders of Notes outstanding on the third Scheduled Trading Day immediately preceding the Maturity Date will receive the cash payment specified in the preceding sentence regardless of whether their Notes have been converted on or after August 1, 2018 and prior to such third Scheduled Trading Day preceding the Maturity Date.

8.                                      No Inconsistent Agreements.  The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.

9.                                      Rule 144A and Rule 144.  So long as any Registrable Securities remain outstanding, the Company shall file the reports required to be filed by it under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act.  The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)).  Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

10.                               Listing.  The Company shall use its commercially reasonable efforts to maintain the approval of the Company Common Stock for listing on the New York Stock Exchange or another U.S. national stock exchange.

11.                               Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the Registrable Securities; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, modification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, modification, supplement, waiver or consent with respect to Section 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section

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11 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder.

12.                               Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, email or air courier guaranteeing overnight delivery:

(a)                                 if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire; provided, that notices and other communications to Holders of Notes held in global form may be provided through the applicable procedures of the Depositary.

(b)                                 if to the Initial Purchasers or the Representative, initially at the address or addresses set forth in the Purchase Agreement; and

(c)                                  if to the Company, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding the foregoing, notices given to Holders holding Notes in book-entry form may be given through the facilities of the Depositary.

13.                               Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

14.                               Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders, and the indemnified persons referred to in Section 5 hereof.  The Company hereby agrees to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

15.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction or interpretation hereof.

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17.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

18.                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

19.                               Company Common Stock Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of Company Common Stock is required hereunder, Company Common Stock held by the Company or its Affiliates (other than subsequent Holders of Company Common Stock if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Company Common Stock) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

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Very truly yours,

NRG YIELD, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Goldman, Sachs & Co.

Acting on behalf of itself and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

By:	Goldman, Sachs & Co.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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EXHIBIT D

FORM OF LOCK-UP LETTER

June 19, 2015

Goldman, Sachs & Co.

as Representative of the several Initial Purchasers

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. (the “Representative”), proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with NRG Yield, Inc., a Delaware corporation (the “Company”), and NRG Yield Operating LLC and NRG Yield LLC, each a Delaware limited liability company (together, the “Guarantors”), providing for the offering (the “Offering”) by the several Initial Purchasers, including the Representative (the “Initial Purchasers”), of $250,000,000 in aggregate principal amount of Convertible Senior Notes due 2020 of the Company (the “Securities”).  The Securities will be convertible into cash, shares of Class C Common Stock ($0.01 par value) of the Company (the “Class C Common Stock”) or a combination thereof, at the option of the Company.

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum (the “Restricted Period”) relating to the Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock ($0.01 par value) of the Company (the “Class A Common Stock”) or Class C Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Class A Common Stock or Class C Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or the Class C Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or Class C Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Class A Common Stock or Class C Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Class A Common Stock or Class C Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Class A Common Stock or Class C Common Stock or any security convertible into Class A Common Stock or Class C Common Stock by bona fide gift, will or intestacy, or (c) distributions of shares of Class A Common Stock or Class C Common Stock or any security convertible into Class A Common Stock or Class C Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A Common Stock or Class C Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock or Class C Common Stock, provided that (i) such plan does not provide for the transfer of Class A Common Stock or Class C Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock or Class C Common Stock may be made under such plan during the Restricted Period.  In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Class A Common Stock or Class C Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock or Class C Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Class A Common Stock or Class C Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company, the Guarantors and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Purchase Agreement does not become effective by July 22, 2015, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of notes to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Very truly yours,

(Name)

(Address)